Exhibit 4.15

TWELFTH SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE dated as of June 25, 2007 (this “Twelfth Supplemental Indenture”), among AMERIPATH GROUP HOLDINGS, INC., AMERIPATH HOLDINGS, INC., AMERIPATH INTERMEDIATE HOLDINGS, INC. (the “Additional AmeriPath Subsidiaries”) and MEDPLUS, INC. (“MedPlus”) each a Delaware corporation (the Additional AmeriPath Subsidiaries, together with MedPlus, the “Additional Subsidiary Guarantors”), QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, the Company, the Trustee and the Initial Subsidiary Guarantors (as hereinafter defined) executed and delivered an Indenture, dated as of June 27, 2001 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of June 27, 2001, among the Company, the Initial Subsidiary Guarantors (as defined therein) party thereto, and the Trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among the Company, the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among the Company, the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among the Company, the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a sixth supplemental indenture dated October 31, 2005, among the Company, the Subsidiary Guarantors (as defined therein) party thereto, as further supplemented by a seventh supplemental indenture dated November 21, 2005, among the Company, the additional Subsidiary Guarantors (as defined therein) parties thereto and the Trustee, as further supplemented by an eighth supplemental indenture dated July 31, 2006, among the Company, the additional Subsidiary Guarantors (as defined therein) parties thereto and the Trustee, as further supplemented by a ninth supplemental indenture, dated as of September 30, 2006, among the Company the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a tenth supplemental indenture, dated as of June 22, 2007, among the Company and the Trustee, as further supplemented by an eleventh supplemental indenture, dated as of June 25, 2007, and to be further supplemented by this Twelfth Supplemental Indenture (collectively, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

     WHEREAS, the Additional Subsidiary Guarantors intend to guarantee the 6.40% Senior Notes due 2017 and 6.95% Senior Notes due 2037, and, in addition, the Additional AmeriPath Subsidiaries intend to guarantee the 7.50% Senior Notes due 2011, the 5.125% Senior Notes due 2010 and the 5.45% Senior Notes due 2015 under the Indenture and the issuance of guarantees has been authorized by resolutions adopted by the Boards of Directors of such Additional Subsidiary Guarantors;

     WHEREAS, Sections 901(1) and 901(11) of the Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture to (a) evidence the successor of another Person to any Subsidiary Guarantor and the assumption by such successor of the covenants of such Subsidiary Guarantor in the Indenture and in the Securities and (b) add a guarantor or guarantors for any series or all series of the Securities;

     WHEREAS, pursuant to Sections 904, 1601, 1602 and 1604 of the Indenture, by delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Base Indenture will be deemed to have executed and delivered the Subsidiary Guarantee for the benefit of the Holder of the Security upon which the Subsidiary Guarantee is endorsed, with the same effect as if such Subsidiary Guarantor had been named thereon and had executed and delivered the Subsidiary Guarantee; and

     WHEREAS, all things necessary to make this Twelfth Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

     NOW, THEREFORE, for and in consideration of the foregoing, the parties hereto hereby enter into this Twelfth Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Securities, as follows:

     SECTION 1 Certain Terms Defined in the Indenture.

     All capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

     SECTION 2 Agreement to Guarantee.

     The Additional Subsidiary Guarantors, by their signature below, agree to become Additional Subsidiary Guarantors under the Indenture with the same force and effect as if originally named therein as Subsidiary Guarantors. The Additional Subsidiary Guarantors agree to guarantee the 6.40% Senior Notes due 2017 and 6.95% Senior Notes due 2037, and, in addition, the Additional AmeriPath Subsidiaries intend to guarantee the 7.50% Senior Notes due 2011, the 5.125% Senior Notes due 2010 and the 5.45% Senior Notes due 2015. The Additional Subsidiary Guarantors hereby agree to all the terms and provisions of the Indenture applicable to them as Additional Subsidiary Guarantors thereunder and each reference to a “Subsidiary Guarantor” in the Indenture shall be deemed to include the Additional Subsidiary Guarantors.

     SECTION 3 Indenture remains in Full Force and Effect.

     Except as expressly supplemented by this Twelfth Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms.

     SECTION 4 New York Law to Govern.

     THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     SECTION 5 Separability.

     In case any one or more of the provisions contained in this Twelfth Supplemental Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indenture shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or enforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 6 May be Executed in Counterparts.

     This Twelfth Supplemental Indenture may be executed in counterparts, each of which when taken together shall constitute one and the same instrument. This Twelfth Supplemental Indenture shall become effective when the Trustee shall have received a counterpart thereof that bears the signatures of the Additional Subsidiary Guarantors.

     SECTION 7 Trustee.

     The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Additional Subsidiary Guarantors and not of the Trustee.

     IN WITNESS WHEREOF, the Company, the Additional Subsidiary Guarantors, and the Trustee have duly executed this Twelfth Supplemental Indenture as of the day and year first above written.

QUEST DIAGNOSTICS INCORPORATED

By: s/ Robert A. Hagemann

Name: Robert Hagemann
Title: Senior Vice President and Chief
Financial Officer

AMERIPATH GROUP HOLDINGS, INC.
AMERIPATH HOLDINGS, INC.
AMERIPATH INTERMEDIATE
HOLDINGS, INC.
MEDPLUS, INC.

By: s/ Robert A. Hagemann

Name: Robert Hagemann
Title: Vice President

THE BANK OF NEW YORK

By: s/ Robert A. Massimillo

Name: Robert A. Massimillo
Title: Vice President